Exhibit 10.11

EXECUTION VERSION

Dated 30 December 2005

SGS-UK HOLDINGS LIMITED

AND OTHERS

(the Chargors)

in favour of

UBS AG, STAMFORD BRANCH

(as Canadian Collateral Agent)

DEBENTURE

London

99 Bishopsgate

London EC2M 3XF

(44) 020 7710 1000 (Tel)

(44) 020 7374 4460 (Fax)

www.lw.com

Contact: Jonathan Keil

i

	7.2	Voting Rights and Dividend Entitlement	18
	7.3	Default Powers	19
	7.4	Continuing Liabilities	19
	7.5	No Obligation	19
	7.6	Retention of Documents	19

8.	NEGATIVE PLEDGE AND OTHER RESTRICTIONS		19

9.	FURTHER ASSURANCE AND PERFECTION OF SECURITY		20

	9.1	Further Assurance	20
	9.2	Conversion of Floating Charge	21
	9.3	Security in Jeopardy	22

10.	RECEIVER		22

	10.1	Appointment of Receiver	22
	10.2	Joint Receivers	23
	10.3	General Powers of Receiver	23
	10.4	Specific Powers of Receiver	24
	10.5	Receiver as Agent	25
	10.6	Remuneration	25
	10.7	Removal	25
	10.8	Application of Proceeds	25

11.	FINANCIAL COLLATERAL		26

12.	VARIATION AND EXTENSION OF STATUTORY POWERS		26

	12.1	Declaration of Trust	26
	12.2	Statutory Powers Generally	26
	12.3	Canadian Collateral Agent’s Powers	26
	12.4	Mortgagee in Possession	27
	12.5	Protection for Third Parties	27
	12.6	Delegation	27
	12.7	Suspense Accounts	27
	12.8	Canadian Collateral Agent’s Power to Remedy Breaches	28
	12.9	No Liability	28

13.	CONTINUATION AND PRESERVATION OF SECURITY		28

	13.1	Subsequent Liens	28
	13.2	Waiver of Defences	28
	13.3	Immediate Recourse	29
	13.4	Non-competition	29
	13.5	Security held by the Chargors	30
	13.6	Continuing Security	30

14.	POWER OF ATTORNEY		30

	14.1	Appointment	30
	14.2	Ratification	31

15.	INDEMNITIES		31

	15.1	General	31
	15.2	Taxes	31

16.	WAIVERS AND REMEDIES		31

	16.1	Waivers	31
	16.2	Severability	32

17.	REINSTATEMENT AND RELEASE		32

	17.1	Reinstatement	32
	17.2	Release	32

18.	CURRENCY		33

19.	LAND REGISTRY		33

	19.1	Unregistered Property	33
	19.2	Existing and Future Property	33
	19.3	Legal Charge	34
	19.4	Title Information Document	34
	19.5	Exempt Information	34

20.	NOTICES		34

	20.1	General	34
	20.2	Mode of Service	34
	20.3	Deemed Service	35
	20.4	Proof of Service	35

21.	SET OFF		35

22.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999		36

23.	ASSIGNMENTS AND TRANSFERS		36

24.	ACCESSION OF SUBSIDIARY GUARANTORS		36

25.	GOVERNING LAW		36

	25.1	Governing Law	36
		SCHEDULE 1	38
		Chargors

		SCHEDULE 2	39
		Contracts	39

		SCHEDULE 3	40
		Receivables Account(s)	40

		SCHEDULE 4	41
		Details of Policies	41

		SCHEDULE 5	42

Assignments	42
Part A1	42
Form of Notice of Assignment of Receivables	42
Part A2	44
Form of Acknowledgement and Agreement	44
Part Bl	46
Form of Notice of Assignment of Insurances	46
Part B2	47
Form of Acknowledgement	47
Form of Endorsement	49
SCHEDULE 6	50
Securities	50
SCHEDULE 7	51
Part 1	51
Form of Account Notice	51
Part 2	53
Form of Acknowledgement and Agreement	53
SCHEDULE 8	54
Property	54
Part 1	54
Registered Land	54
Part 2	54
Unregistered Land	54
Part 3	54
Other Immovable Property	54
SCHEDULE 9	55
Form of Accession Deed	55

THIS DEBENTURE is made as a deed on 30 December, 2005

BETWEEN

(1)	SGS-UK HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 05429840 and whose registered office is at 1 Park Row, Leeds, LSI 5AB (“UK Holdings”);

(2)	THE CHARGORS from time to time who accede to this Debenture by executing an Accession Deed (as defined below); and

(3)	UBS AG, STAMFORD BRANCH, as agent and trustee for itself and each of the Secured Parties (as defined below) (the “Canadian Collateral Agent”).

NOW THIS DEED WITNESSES as follows:

1. INTERPRETATION 1.1 Definitions

Save as otherwise provided in this Debenture, the following words and phrases have the following meanings throughout this Debenture:

“Accession Deed”	means a deed executed by a Subsidiary incorporated under the laws of England and Wales substantially in the form set out in Schedule 9, with those amendments that the Canadian Collateral Agent may approve or reasonably require (including any representations, warranties, covenants and undertakings to the extent that the same relate to specific Collateral that the acceding Subsidiary owns or is likely to own provided that the same are reasonable and customary for the Collateral in question)

“Account Notice”	means, unless otherwise agreed by the Canadian Collateral Agent and taking into account any reasonable requested amendments thereto from the relevant account bank, a notice substantially in the form set out in Schedule 7

“Act”	means the Law of Property Act 1925

“Chargors”	means UK Holdings, each company listed in Schedule 1 hereto (upon its execution of an Accession Deed) and each other company which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed

“Collateral”	means all Property, Equipment, Inventory, Investments, Intellectual Property, Receivables, Receivables Accounts, Policies, Contracts and/or other assets and undertakings of any Chargor mortgaged, charged or assigned under this Debenture and, where the context so admits, each of them and any part thereof and the proceeds of the disposal of the same and all rights, title and interest in and to the same, in each such case as may now or in the future be the subject of the Security

1	DEBENTURE

“Contracts”	means each of the agreements specified in Schedule 2

“Credit Agreement”	means the credit agreement dated as of the date hereof and made between SGS International, Inc., Southern Graphic Systems - Canada, Co./Systemes Graphiques Southern - Canada, Co., the Guarantors, as defined in the Credit Agreement, the Lenders, as defined in the Credit Agreement, UBS Securities LLC and Lehman Brothers Inc., as joint arrangers and joint bookmanagers, UBS, as issuing bank, US administrative agent, US collateral agent and Canadian collateral agent, Lehman Brothers Inc., as syndication agent, CIT Lending Services Corporation, as documentation agent, National City Bank, as Canadian administrative agent and UBS Loan Finance LLC, as swingline lender

“Default Rate”	means a rate of interest determined in accordance with Section 2.06(e) of the Credit Agreement

“Equipment”	means all of any Chargor’s now owned and hereafter acquired machinery and equipment including processing equipment, conveyers, machine tools, data processing and computer equipment, including embedded software, and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, material, handling equipment, tools, attachments, accessories, automotive and office equipment, trailers, trucks, forklifts, mould, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property (which, for the avoidance of doubt, includes a tenant’s fixtures and fittings), furnishings, furniture and other tangible personal property (except Inventory), together with all additions and accessories thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto, in the case of all of the foregoing, wherever they may be located.

“Insolvency Act”	means the Insolvency Act 1986 as amended by the Insolvency Act 2000 and the Enterprise Act 2000

“Intellectual Property”	means:

(i)     all patents, utility models, trade marks, rights (registered or unregistered) in any designs, copyright, database rights, topography rights, plant breeders’ rights, rights protecting goodwill and reputation, applications for any of the foregoing, and all rights and forms of protection of a similar nature or having equivalent effect to any of the foregoing anywhere in the world, that are owned by or licensed to any Chargor (or any nominee of any Chargor) whether now or at any time in the nature; and

(ii)    all confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of suppliers and customers) that is in the possession or control of any Chargor (or any nominee of any Chargor) whether now or at any time in the future

“Inventory”	means all of any Chargor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be supplied under any contract of service or held for sale or lease, all raw materials, work-in-progress, finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used or consumed in its businesses or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all documents of title or other documents representing them

“Investments”	means the Securities and the Related Rights relating to such Securities

“Licences”	means all licences, consents and authorisations (statutory or otherwise) now or in the future held or acquired by any Chargor, or held by a nominee of any Chargor, in connection with any business carried on by it or the use of any of the Collateral

“Notice of Assignment”	means, unless otherwise agreed by the Canadian Collateral Agent, a notice of assignment substantially in the applicable form set out in Schedule 5

“Planning Acts”	means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 or any Acts intended to control or regulate the construction, alteration, demolition or change of use of land or buildings and any orders, regulations or permissions made, issued or granted under or by virtue of such Acts or any of them

“Policies”	means the policies of insurance in which any Chargor is interested details of which are specified in Schedule 4 (and, in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, the policies of insurance details of which are specified in Schedule 3 to the relevant Accession Deed) and any other contracts and policies of insurance (other than policies providing for indemnity insurance in respect of any third party liabilities and any directors’ and officers’ insurance) in which it may now or hereafter have an interest

“Property”	means all freehold and leasehold properties and other real property both present and future owned by any Chargor or in which any Chargor is otherwise interested, including all buildings and other structures from time to time erected thereon and all fixtures and fittings (trade or otherwise) and fixed plant and machinery from time to time thereon or therein, including, without limitation, the Property specified in Schedule 8 (and, in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, the Property specified in Schedule 5 to the relevant Accession Deed)

“Receivables”	means:

(a)    all book debts, both present and future, due or owing to any Chargor and all other monetary debts and claims, choses in action and other rights and benefits both present and future (including, in each case, the proceeds and all remittances in respect thereof and all damages and dividends in relation thereto) due or owing to any Chargor and the benefit of all related rights and remedies (including under negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing and liens);

(b)    all sums, both present and future, due or owing to any Chargor by way of grant, subsidy or refund by any statutory, legal or governmental body, authority or institution or by any body, authority or institution of the European Union; and

(c) all payments representing or made in respect of paragraph (a) or (b)

“Receivables Account”	means each account of each Chargor details of which are specified in Schedule 3 (and, in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, the accounts details of which are specified in Schedule 2 to the relevant Accession Deed) (to which Receivables are to be paid or credited) and all other accounts or sub-accounts opened or maintained now or in the future by any Chargor with any bank, financial institution or other person satisfactory to the Canadian Collateral Agent or (following the occurrence of an Event of Default that has not been remedied or waived in accordance with the terms of the Credit Agreement) as the Canadian Collateral Agent shall specify

“Receiver”	means a receiver and/or manager (including, as the context admits, an administrative receiver) however appointed under or in connection with this Debenture

“Related Rights”	means in relation to any of the Securities:

(a)    all assets deriving from such Securities (or any other asset referred to in paragraph (b) below) including all allotments, accretions, offers, rights, dividends, distributions, interest, income, benefits, powers, privileges, authorities, remedies and advantages whatsoever at any time accruing, offered or otherwise derived from or incidental to such Securities (or any other asset referred to in paragraph (b) below); and

(b)    all stocks, shares, rights, money or property accruing or offered at any time whether by way of conversion, consolidation, redemption, bonus, preference, exchange, purchase, subdivision, substitution, option, interest or otherwise in respect thereof

“Secured Obligations”	means, the Canadian Obligations, provided that this shall not include any obligation or liability to the extent that, if it were so included, this Debenture or any mortgage (or any part of it) granted pursuant to this Debenture would constitute unlawful financial assistance within the meaning of sections 151 and 152 of the Companies Act 1985

“Securities”	means all shares, stocks, debentures, debenture stock, bonds, warrants, options, coupons or other securities and investments of any kind whatsoever owned by any Chargor (including rights to subscribe for, convert into or otherwise acquire the same) whether marketable or otherwise, and all other interests (including loan capital) now or in the future owned by such Chargor from time to time in any company, firm, consortium or entity wherever situate, including the Securities specified in Schedule 6 (and in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, the Securities specified in Schedule 4 to the relevant Accession Deed)

“Security”	means the security created by (or purported to be created by) this Debenture

1.2	Interpretation

Any reference in this Debenture to (or to any specified provision of) this “Debenture”, the “Credit Agreement” or any other “Loan Document” or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Debenture, the Credit Agreement or such other Loan Document or such other agreement or document (or that provision) as the same may from time to time be amended, varied, supplemented, restated, re-affirmed, extended, novated or replaced (but excluding for this purpose any amendment, variation, supplement, restatement, re-affirmation, extension, novation or replacement which is contrary to any provision of any Loan Document). Each such reference shall further include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to or in accordance with, and any certificate, instrument, notification or document which is entered into or delivered in connection with or pursuant to or in accordance with, the terms of this Debenture, the Credit Agreement or such other Loan Document or, as the case may be, such other agreement or document.

Any reference in this Debenture to the “Canadian Collateral Agent”, any “Lender” or any “Secured Party” (or any other person referred to in the definitions thereof) shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests.

1.3	Incorporation of Terms by Reference

Unless the context requires otherwise, words and expressions defined or construed in the Credit Agreement, the Act or the Insolvency Act and which are not defined or construed in this Debenture shall bear the same meanings when used in this Debenture.

1.4	Use of Lists and Examples

In construing this Debenture general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.5	Whole Agreement

This Debenture supersedes any previous agreement, whether written or oral, express or implied, between the Chargors and the Canadian Collateral Agent in relation to the subject matter of this Debenture.

1.6	Headings

The headings in this Debenture are for convenience only and shall not affect its meaning and references to a paragraph, Clause or Schedule are (unless otherwise stated) to a paragraph or Clause of, or Schedule to, this Debenture.

1.7	Counterparts

This Debenture may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Debenture by signing any such counterpart.

1.8	Singular/Plural

Save where the context otherwise requires, the plural of any term includes the singular and vice versa.

1.9	No Partnership

Nothing in this Debenture or envisaged hereby shall operate, whether directly or indirectly, to constitute a partnership between the Chargors and any Secured Party or the Canadian Collateral Agent.

1.10	Amount of Secured Obligations

A certificate of the Canadian Collateral Agent (as agent and trustee as aforesaid) as to the amount of any Secured Obligations due at any time will be prima facie evidence of the matters stated therein.

1.11	Security Enforceable

The security constituted by, and the rights of the Canadian Collateral Agent and the Secured Parties under, this Debenture shall be enforceable notwithstanding any change in the constitution of the Canadian Collateral Agent or any Secured Party or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person.

1.12	Statutory References

Unless the context otherwise requires, a reference to a statute or any provision thereof is to be construed as a reference to that statute or such provision thereof as it may be amended, modified, extended, consolidated, re-enacted or replaced from time to time and shall also include all bye-laws, instruments, orders and regulations for the time being made thereunder or otherwise deriving validity therefrom.

1.13	Disposition of the Mortgaged Property

The terms of the other Loan Documents and of any side letters between any parties to such documents in relation to any Loan Document are incorporated in this Debenture to the extent required to ensure that any purported disposition of the Collateral contained in this Debenture is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.14	Assets

A reference in this Debenture to any “assets” includes, unless the context otherwise requires, property, business, undertakings, revenues and rights of every kind, present and future and contingent (including uncalled share capital) and every kind of interest in any asset.

1.15	Schedules

The fact that no details are included in a relevant Schedule does not affect the validity or enforceability of the Security nor does the fact that the details included in any Schedule may be incomplete. Where a definition incorporates the contents of a Schedule and that Schedule contains details relating to a Chargor yet to accede to this Debenture, then those details shall only be incorporated into the relevant definition upon the relevant Chargor executing an Accession Deed.

1.16	Deed

The parties intend that this document shall take effect as a deed.

1.17	Perpetuity Period

The perpetuity period applicable to the trusts created by this Debenture is 80 years.

2.	PAYMENT OF THE SECURED OBLIGATIONS

2.1	Covenant

Each Chargor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, covenants with the Canadian Collateral Agent (acting as agent and trustee as aforesaid) that it will on demand pay or discharge the Secured Obligations on the due date for payment therefor in the manner provided in the relevant Loan Document.

2.2	Interest

Save to the extent otherwise agreed, interest may be added by the Canadian Collateral Agent to any amount which shall remain unpaid on the due date for payment therefor from such due date until payment in full at the Default Rate applicable to the relevant outstanding Secured Obligations under the Loan Documents.

2.3	Costs and Expenses

Within ten Business Days of receiving a demand, each Chargor shall pay all fees, costs and expenses (including legal fees and any value added tax) properly incurred from time to time in connection with the enforcement of or preservation of rights under this Debenture by the Canadian Collateral Agent, or any Receiver, attorney, manager, trustee or any other person appointed by the Canadian Collateral Agent under this Debenture or by statute.

3.	CHARGING PROVISIONS

3.1	Specific Charges

Subject to Clause 3.4, each Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges in favour of the Canadian Collateral Agent (acting as agent and trustee as aforesaid) (or, if the Canadian Collateral Agent so chooses, its nominee) for the benefit of the Secured Parties the following assets, both present and future, from time to time owned by it or in which it has an interest:

(a)	by way of first legal mortgage all of its Property together with all buildings and fixtures (including trade fixtures) thereon and/or the proceeds of sale thereof and by way of first fixed charge all future Property and any other Property not effectively charged by way of first legal mortgage in each case together with all buildings and fixtures (including trade fixtures) thereon and all proceeds of sale thereof;

(b)	by way of first equitable mortgage, all of its Securities and, if and to the extent not effectively assigned by Clause 3.3, all Related Rights relating to such Securities;

(c)	by way of first fixed charge:

(i)	its Intellectual Property, including all fees and royalties derived from the Intellectual Property;

(ii)	its Licences and all deeds and documents from time to time relating to the Collateral;

(iii)	its goodwill and its uncalled share capital both present and future;

(iv)	if and to the extent not effectively assigned by Clause 3.3, all of its rights, title and interest in and to (and claims under) the Policies and to any statutory or other compensation monies (including the proceeds of any defective title, restrictive covenant or other indemnity policy or covenant relating to its Property) arising for its benefit for interference with the use and/or enjoyment of its Property or the curtailment of any easement, right or benefit relating thereto and all other compensation monies from time to time received by it in respect of its Property;

(v)	all of its rights, title and interest in and to all chattels from time to time hired, leased or rented by it to any other person together, in each case, with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other security for the performance of the obligation of any person under or in respect of such contract;

(vi)	all rights in relation to or under and all benefits of, any covenants for title given or entered into by any of its predecessors in title to its Property, all proceeds of a capital nature in relation to the disposal of its Property, the benefit of any contract for the sale, letting or other disposal of its Property and all present and future options to renew all leases or purchase all reversions (whether or not freehold) from time to time in relation to its Property;

(vii)	the benefit of all of its rights and claims against all lessees from time to time of the whole or any parts of its Property and all guarantors and sureties for the obligations of such lessees and against all persons who are under any obligation to it in respect of any works of design, construction, repair or replacement to, on or about its Property;

(viii)	its Equipment (whether from time to time in or on the Property (and not comprised in the Property) or otherwise) and the benefit of all of its rights and claims against any person in respect of the design, construction, repair or replacement of the same;

(ix)	all of its rights (including against third parties) and benefits in and to the Receivables, to the extent that they do not fall within any other paragraph of this Clause 3.1;

(x)	all of its rights and benefits in and to the Receivables Accounts and all monies standing to their credit;

(xi)	so far as permitted under the relevant document, its rights, title and interest in and to all contracts, agreements or warranties affecting or in any way relating to the Collateral and the benefit of all related rights and remedies; and

(xii)	any beneficial interest, claim or entitlement it has in any pension fund.

3.2	Floating Charge

Each Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges to the Canadian Collateral Agent (acting as agent and trustee as aforesaid) for the benefit of the Secured Parties by way of first floating charge all of its undertakings, property, assets and rights, whatsoever and wheresoever, both present and future (save insofar as any of the same shall for the time being be effectively mortgaged or charged by way of first fixed charge under the provisions of Clause 3.1 or assigned by way of security under the provisions of Clause 3.3). The floating charge created by each Chargor pursuant to this Clause 3.2 is a “qualifying floating charge” for the purposes of paragraph 14.2(a) of Schedule BI to the Insolvency Act and paragraph 14 of Schedule BI to the Insolvency Act shall apply to this Debenture.

3.3	Assignments by way of Security

Subject to Clause 3.4, each Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns absolutely (in each case to the fullest extent capable of assignment) by way of security to the Canadian Collateral Agent (acting as agent and trustee as aforesaid) for the benefit of the Secured Parties all of its present and future rights, title and interest in and to:

(a)	all of its rights in respect of the Policies (including without limitation any proceeds therefrom);

(b)	the Receivables (to the extent not effectively charged by way of fixed charge pursuant to Clause 3.1);

(c)	each Receivables Account maintained by it and any monies from time to time standing to the credit of any such account or any other account maintained with the Canadian Collateral Agent into which the proceeds of Receivables are paid (to the extent not effectively charged by way of fixed charge pursuant to Clause 3.1);

(d)	the Related Rights; and

(e)	all of its rights in respect of any Contract together with all monies which at any time may be or become payable to it pursuant thereto and the proceeds of any claims, awards and judgments which may at any time be receivable or received by it pursuant thereto.

3.4	Removal of Impediments to Charges and Assignments

Subject to clause 3.5, to the extent that:

(a)	any right, title or interest described in Clause 3.1 is not capable of being charged; or

(b)	any right, title or interest described in Clause 3.3 is not capable of assignment,

each Chargor shall upon being requested to do so in writing by the Canadian Collateral Agent (acting reasonably) use its reasonable endeavours as soon as reasonably practicable to obtain any relevant consent to such assignment or charge or to otherwise render the same capable of assignment or charge and, pending such interest becoming capable of assignment or charge, the charge purported to be created by Clause 3.1 or the assignment purported to be effected by Clause 3.3 (as the case may be) shall, without prejudice to the provisions of Clause 3.1 (c)(ix) in relation to Receivables, only operate as a charge or an assignment (as the case may be) by way of continuing security of any and all proceeds, damages, compensation, remuneration, profit, rent or income which such Chargor may derive therefrom or be awarded or entitled to in respect thereof, in each case as continuing security for the payment, discharge and performance of the Secured Obligations. Promptly following receipt of the relevant consent, the relevant right, title or interest shall stand charged or assigned to the Canadian Collateral Agent under Clause 3.1 or 3.3 (as the case may be) and such Chargor will, if required by the Canadian Collateral Agent as soon as reasonably practicable execute a valid fixed charge or legal assignment (as the case may be) in such form as the Canadian Collateral Agent shall require but on terms no more onerous that this Debenture.

3.5	Contracts

No Chargor shall be required to obtain any consent under Clause 3.4 in respect of any Contract and the Shares unless the Canadian Collateral Agent so requests at any time following the occurrence of an Event of Default.

4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1	Representations and Warranties

Each Chargor makes the representations and warranties set out in this Clause 4.1 to the Canadian Collateral Agent on the date of this Debenture and in each day that any Secured Obligations are outstanding.

(a)	The Chargors are the sole unfettered legal and beneficial owners of all the Collateral now purportedly owned or hereafter purportedly acquired by them, and such Collateral is free from all Liens whatsoever, other than the Permitted Liens and the Security, whether voluntarily or involuntarily created and whether or not perfected.

(b)

(i)	The Chargors have good title to and ownership of all Equipment.

(ii)	The Chargors have a full title guarantee of all the Property that is subject to a mortgage in favour of the Canadian Collateral Agent. Such Property is subject to a first priority perfected security interest in favour of the Canadian Collateral Agent and to no other Lien whatever, other than Permitted Liens.

(iii)	Schedule 8 (or, in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, Schedule 5 to the relevant Accession Deed) sets out all Property situated in England and Wales owned by the Chargors or in relation to which the Chargors have any right, interest or liability as at the date of this Debenture (or as at the date of the relevant Accession Deed, as applicable).

(c)	At the date of this Debenture only and except as disclosed in or pursuant to the Credit Agreement, none of the Collateral is the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which could reasonably be expected to have a Material Adverse Effect.

(d)

(i)	Save as disclosed in writing to the Canadian Collateral Agent, the Chargors are in possession of the whole of each of the Properties, none of which is vacant, and no other person is in or actually or conditionally entitled to possession, occupation use or control of any of the Properties.

(ii)	The Chargors have good and marketable title to each of the Properties which is, where requisite, registered at the Land Registry with title absolute free from any restriction, caution, notice or inhibition and all original deeds and documents necessary to prove such title are in the possession or under the control of the Chargors.

(iii)	No Chargor has either received notice of or is aware of any outstanding material breach of any Planning Acts, by-laws or local authority or statutory requirements or covenants which could reasonably be expected to have a Material Adverse Effect.

(iv)	No Chargor has either received notice of or is aware of any outstanding breach of covenant as regards any Property which could reasonably be expected to have a Material Adverse Effect.

(v)	So far as it is aware, there is no covenant, restriction, burden, stipulation or outgoing (other than usual business outgoings) affecting any Property which is of an onerous or unusual nature (either generally or in the context of the present use of such Property) and which could reasonably be expected to have a Material Adverse Effect.

(vi)	Save as disclosed in writing to the Canadian Collateral Agent, each Property is free from any tenancies or licences to occupy, in each case which could reasonably be expected to have a Material Adverse Effect.

(vii)	So far as it is aware, each Property benefits from all permanent and legally enforceable easements and other contractual rights (if any) necessary or appropriate for the continued use, enjoyment and maintenance of such Property by a Chargor for the purpose of its existing business carried on at or from such Property and for compliance with any obligations relating to the relevant Property (whether statutory or otherwise) and all such easements and rights are on reasonable terms which (without limitation) do not entitle any person to terminate, restrict or curtail them or impose any unusual or onerous conditions to the extent that the absence of such easements or rights, or the presence of such terms could reasonably be expected to have a Material Adverse Effect.

(viii)	So far as it is aware, there are no current, contingent or anticipated notices, actions, disputes, complaints, liabilities, claims or demands relating to or in respect of the Properties or their use, nor are there any circumstances rendering any of the foregoing likely which could in any case be reasonably expected to have a Material Adverse Effect.

(e)	The relevant Chargor is the registered holder and the unfettered legal and beneficial owner of the Securities listed in Schedule 6 (or, in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, in Schedule 4 to the relevant Accession Deed) specified against its name (if any) and, as at the date of this Debenture (or the date of the relevant Accession Deed), no Chargor owns any other Securities. The shares (if any) charged by the Chargors pursuant to this Debenture are all duly authorised, validly issued, fully paid and are not subject to any Lien (other than the Security and any other Permitted Liens), option to purchase, pre-emption or similar right. Unless otherwise indicated, the Securities represent all of the issued and outstanding shares of such companies.

(f)	Each of the Schedules (and each of the Schedules to any Accession Deed) is true, complete and accurate in all material respects and not misleading in any material respect as at the date of this Debenture (or as at the date of the relevant Accession Deed, as applicable).

4.2	Covenants relating to the Collateral

Each Chargor covenants with the Canadian Collateral Agent (as agent and trustee as aforesaid) that it will:

(a)	to the extent commercially reasonable, keep the Collateral in a good and substantial state of repair and in good working order and condition subject, in all cases, to any fair wear and tear;

(b)	procure that no material alteration or addition is made to its Property save with the prior written consent of the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed), no new buildings are erected thereon and that nothing is done on its Property which constitutes “development” as defined in any Planning Act which, in each case, would, or would be reasonably likely to, materially adversely affect the value, saleability or use of the relevant Property;

(c)	procure that no person is registered as proprietor of any right or interest in respect of its Property (other than pursuant to this Debenture and other than Permitted Liens) and that no new right, interest, matter or thing arises or is knowingly permitted under any of the paragraphs 1, 3 or 12 to the Land Registration Act 2002 after the date of this Debenture;

(d)	promptly give written notice to the Canadian Collateral Agent if it receives any notice under section 146 of the Act or any proceedings are commenced against it for the forfeiture of any lease comprised in its Property;

(e)	(save as permitted pursuant to the terms of the Credit Agreement or with the prior written consent of the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed)) not:

(i)	convey, transfer, assign, surrender or otherwise dispose of any interest (or agree to do any of the same) in its Property;

(ii)	grant any consent or licence to assign, underlet or part with possession or occupation of its Property or any part thereof;

(iii)	accept any surrender or waive or vary any of the material terms of any lease or tenancy relating to its Property from time to time (whether such lease is a lease under which it holds its Property or any lease superior thereto or derivative therefrom) or any of the material terms of any guarantee, indemnity or other security in relation thereto (whether proprietary or by way of personal covenant only); or

(iv)	institute any proceedings for forfeiture in relation to any such lease or tenancy;

(f)	(save as permitted under the terms of the Credit Agreement or with the prior written consent of the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed)) not create or permit to arise or subsist any licence, interest or right to occupy in favour of, or share possession of any of its Property with, any third party and not exercise the powers of leasing and accepting surrenders of leases contained in sections 99 and 100 of the Act (whether in respect of any lease under which it holds its Property or any lease superior thereto or derivative therefrom);

(g)	notify the Canadian Collateral Agent in writing promptly upon the acquisition by it from time to time of any Property and, without prejudice to the provisions of Clause 9.1, on demand made to it by the Canadian Collateral Agent and at the cost of the relevant Chargor, execute and deliver to the Canadian Collateral Agent a legal mortgage (on reasonable terms) in favour of the Canadian Collateral Agent of any freehold and leasehold properties which becomes vested in it after the date of this Debenture and all fixtures thereon to secure the payment and discharge of the Secured Obligations in such form as the Canadian Collateral Agent may require (but on terms no more onerous than those contained in this Debenture) and, in the case of any leasehold property where the consent of any landlord needs to be obtained in order for the relevant Chargor to execute any such legal mortgage, exercise all reasonable endeavours to obtain such consent and comply with its obligations under this Clause 4.1(g) forthwith upon such consent being obtained;

(h)	in respect of any freehold or leasehold property which is now owned or hereafter acquired by any Chargor the title to which is registered at the Land Registry or the title to which is required to be so registered, give the Land Registry written notice of this Debenture in accordance with Clause 19 and procure that notice of this Debenture is duly noted in the register to each such title;

(i)	comply with and refrain (save with the prior written consent of the Canadian Collateral Agent, such consent not to be unreasonably withheld or delayed) from making any application under the Planning Acts and comply without delay with all orders, regulations, notices and directives issued or made by any competent authority, body or person (whether or not having the force of law) which relate in any way to its Property or its use and enjoyment;

(j)	promptly comply with and pay when due all material charges imposed by all statutes, statutory instruments, by-laws and other enactments relating to its Property save where the relevant demand or claim for such charge is being contested by the relevant Chargor in good faith and not do or suffer to be done any act or thing nor make any omission whereby its Property may become subject to any material statutory charge which is or may be or become binding upon the Canadian Collateral Agent or any person deriving title under or through the Canadian Collateral Agent and will not enter into any onerous or restrictive obligations affecting its Property and which could reasonably be expected to have a Material Adverse Effect including, without limitation, planning agreements or obligations under the Planning Acts;

(k)	punctually pay and indemnify the Canadian Collateral Agent and (as a separate covenant for the benefit of the relevant Receiver) any Receiver, against all rents, rates, taxes, duties, assessments and other outgoings (including any which shall be wholly novel) from time to time payable in respect of any of its Collateral (including any of its Property by its owner or occupier, as the case may be) save where any relevant claim is being contested by the relevant Chargor in good faith;

(l)

hold on trust (and each Chargor hereby declares itself as a trustee accordingly) the amount of any statutory or other compensation (including the proceeds of any defective title, restrictive covenant or other indemnity policy or covenant relating to its Property) arising for its benefit from interference with the use and/or enjoyment of its Property or the curtailment of any easement, right or benefit relating thereto and all other compensation monies from time to time received by it in respect of its Property and (without prejudice to any rights, debts, claims and/or obligations having priority to the obligations imposed by this Debenture and subject to any prior inconsistent obligations to any relevant third party) to pay the same to the Canadian Collateral Agent (acting as agent and trustee as aforesaid) in or towards payment and discharge of the Secured Obligations in accordance with the terms of or as contemplated by the Credit Agreement;

(m)	upon the occurrence of an Event of Default which is continuing and if the Canadian Collateral Agent reasonably believes (acting on advice received by it for such purpose) that the value of the Property is materially and adversely affected, grant the Canadian Collateral Agent or its representatives on request all such facilities as the Canadian Collateral Agent may reasonably request to enable the Canadian Collateral Agent or such representatives to carry out investigations of title to the Property and enquiries into matters in connection therewith, such investigations and enquiries to be at the expense of the Chargors; and

(n)	permit the Canadian Collateral Agent and its duly authorised representatives at all reasonable times (but in accordance with the provisions contained in any lease of each Chargor’s Property) during business hours and on not less than 48 hours written notice and at any time without notice when a Default or an Event of Default has occurred and is continuing to enter into and upon its Property to view the state and condition thereof and of any Collateral thereon (and each Chargor will remedy any material defect or want of repair forthwith after service by the Canadian Collateral Agent of notice of the defect or want of repair). Where any Collateral is located in or on the property of a third party, each Chargor shall use its reasonable efforts to enable the Canadian Collateral Agent to legally enter into and upon such property to exercise these rights of inspection.

4.3	Other Covenants

Each Chargor covenants with the Canadian Collateral Agent (as agent and trustee as aforesaid) that it will:

(a)	save as permitted pursuant to the terms of the Credit Agreement and to the extent commercially reasonable:

(i)	not surrender or abandon any Intellectual Property;

(ii)	take all steps necessary to prosecute, maintain and defend the Intellectual Property;

(iii)	not make any admission to any third party on the validity, enforceability or ownership of the Intellectual Property; and

(iv)	not assign or grant (nor agree to assign or grant) any right, title or interest in the Intellectual Property to any third party;

(b)	save where the Canadian Collateral Agent otherwise permits, deposit with the Canadian Collateral Agent (or as it shall direct) and permit the Canadian Collateral Agent to hold and retain all deeds and documents of title relating to or constituting any of the Collateral and hold on trust for the Canadian Collateral Agent (acting as agent and trustee as aforesaid) any such deeds and documents not for the time being so deposited (and each Chargor hereby declares itself as trustee accordingly);

(c)	make all such filings and registrations and take all such other steps as may be necessary in connection with the creation, perfection or protection of the Security and pay all application, registration, renewal and other fees necessary or desirable for effecting, protecting, maintaining or renewing registrations in respect of any of the Collateral;

(d)	not do or cause or permit to be done anything which would materially depreciate, jeopardise or otherwise prejudice the value of the Security or the rights of the Canadian Collateral Agent or other Secured Parties under this Debenture;

(e)	save as permitted in the Credit Agreement, not amend, vary, supplement, replace, release, novate, waive, surrender, determine, discharge, rescind or avoid any of the Collateral nor compound, grant any time or other indulgence or otherwise deal with any of the Collateral nor purport to do so (save, in the case of its assets charged by this Debenture by way of floating charge only, in the ordinary course of its operations); and

4.4	Information Covenants

(a)	So long as an Event of Default has occurred and is continuing, each Chargor authorises the Canadian Collateral Agent to communicate directly with its independent, certified or chartered public accountants and authorises and requests those accountants and advisors to disclose and make available to the Canadian Collateral Agent any and all financial statements, and other supporting financial documents, schedules and information relating to each Chargor (including copies of any issued management letters) with respect to the business financial affairs and other conditions of each Chargor.

(b)	Subject always to Clause 9, each Chargor shall promptly inform the Canadian Collateral Agent of any material additions to or deletions from the Collateral and shall agree to (i) any consequential amendments to any relevant Schedules with the Canadian Collateral Agent and (ii) any replacement of such Collateral as the Canadian Collateral Agent may reasonably require.

5.	COLLECTION OF RECEIVABLES AND RELATED MATTERS

Each Chargor covenants with the Canadian Collateral Agent (as agent and trustee as aforesaid) that it will:

(a)	collect (as agent of the Canadian Collateral Agent), get in and realise its Receivables in the ordinary course of its business on behalf of the Canadian Collateral Agent, pay the proceeds into a Receivables Account forthwith on receipt (and pending that payment hold these proceeds on trust for the Canadian Collateral Agent) and not release, exchange, compound, set off, grant time or indulgence or subordinate its rights in respect of any of its Receivables to the rights of any other person in relation to debts owed to such person or otherwise deal with its Receivables in favour of any person (nor, in each such case, purport to do so) save in the ordinary course of its business and, in any event, not sell, assign, factor, discount or otherwise create or permit to subsist, except for the Security and Permitted Liens any Lien over its Receivables in favour of any person, nor purport to do so;

(b)	at any time after the occurrence and during the continuation of any Event of Default and without prejudice to the generality of Clause 9.1 and the requirements of paragraph (c) below, take such steps as the Canadian Collateral Agent may require to perfect the assignment of its Receivables assigned pursuant to Clause 3.3 including, without prejudice to the generality of the foregoing and without prejudice to the Canadian Collateral Agent’s right to do so, giving notice of any such assignment to any of the persons (as the Canadian Collateral Agent shall specify) from whom such Receivables are due, owing or incurred by delivery to each such person of a Notice of Assignment duly executed by it and use its reasonable endeavours to procure that each such person delivers to the Canadian Collateral Agent (if the Canadian

Collateral Agent so requires) a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Notice of Assignment;

(c)	as soon as reasonably practicable following the date of this Debenture in respect of any Receivables Account listed in Schedule 3 (or as soon as reasonably practicable following the date of any Accession Deed in respect of any Receivables Account listed in Schedule 2 to such Accession Deed) and as soon as reasonably practicable upon opening any new Receivables Account, deliver an Account Notice duly executed by it to the entity with which the relevant account is maintained and use its reasonable endeavours to procure that such entity delivers to the Canadian Collateral Agent a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Account Notice; and

Prior to the occurrence of an Event of Default:

(i)	all Receivables shall (subject to any restriction on the application of such proceeds contained in this Debenture or each other Loan Document), upon such proceeds being credited to a Receivables Account, be released from the fixed charge created pursuant to Clause 3.1 and the relevant Chargor shall be entitled to withdraw such proceeds from such Receivables Account provided that such proceeds shall continue to be subject to the floating charge created pursuant to Clause 3.2 and the terms of this Debenture; and

(ii)	each Chargor shall be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Receivables Account, subject to the terms of this Debenture and each other Loan Document (and, for the avoidance of doubt, following any such Event of Default, any such receipt, withdrawal or transfer shall require the prior written consent of the Canadian Collateral Agent).

6.	INSURANCE

As soon as reasonably practicable after execution of this Debenture, each relevant Chargor undertakes to give a Notice of Assignment to its insurers that it has assigned its rights under the Policies to the Canadian Collateral Agent under this Debenture and it will use reasonable endeavours to procure that each insurer served with any such Notice of Assignment countersigns and returns the notice to the Canadian Collateral Agent within 14 days of the execution of this Debenture.

7.	INVESTMENTS

7.1	Covenants

Each Chargor covenants with the Canadian Collateral Agent (as agent and trustee as aforesaid) that it will, without prejudice to the generality of the provisions of Clause 13:

(a)

deposit with the Canadian Collateral Agent (or as it shall direct) immediately upon execution of this Debenture (in relation to the Securities listed in Schedule 6) or the Accession Deed to which it is a party (in relation to the Securities listed in Schedule 4 to such Accession Deed), and as soon as practicable upon receipt following its acquisition of any Investments, all stock and share certificates or other documents evidencing an entitlement to such Investments together with stock transfer forms executed in blank and left undated in respect of all such Securities on the basis that the Canadian Collateral Agent shall be able to hold such documents of title and stock transfer forms until the Secured Obligations have been irrevocably and unconditionally discharged in full and shall be entitled, at any such time that it is permitted to do so in accordance with the terms of this Debenture, to complete under its power of attorney given by Clause 14 below the stock transfer forms on behalf of the relevant Chargor in favour of itself or such other person as it shall select, provided that, in the event of any such transfer being effected, neither the Canadian Collateral Agent nor any of its nominees shall be liable for any loss occasioned by any exercise or non-exercise of rights attached to such Investments or by any failure to report to the relevant Chargor any notice or other communication received in respect of such Investments;

(b)	immediately on conversion of any Securities from certificated to uncertificated form, and on the creation or conversion of any other securities which are for the time being comprised in the Related Rights in or into uncertificated form, comply with such instructions or directions as the Canadian Collateral Agent (acting reasonably) may give in order to protect, perfect or preserve the Security;

(c)	ensure that its Investments are at all times free from any restriction on transfer by the Canadian Collateral Agent or its nominee to perfect or enforce the Security;

(d)	unless it is permitted to retain such Related Rights in accordance with the terms of this Debenture, upon the accrual, offer or issue of any Related Rights deriving from its Investments, deliver to the Canadian Collateral Agent (or procure the delivery to the Canadian Collateral Agent of) all such Related Rights and the certificates and documents of title to or representing the same together with each of the documents required to be duly executed, completed and delivered under and in accordance with the terms of this Clause 7;

(e)	take all action within its power to procure, maintain in effect and comply with all the terms and conditions of all approvals authorisations, consents and registrations necessary or appropriate to ensure and preserve the legal, valid, binding and enforceable nature of the Security and the ranking in priority thereto;

(f)	duly and promptly pay or procure the payment of all calls, instalments and other payments when due in respect of any of its Investments, provided that if any Chargor defaults in making any such payment, the Canadian Collateral Agent may (but shall not be obliged to) pay such amounts on behalf of that Chargor and shall be reimbursed by that Chargor immediately on demand;

(g)	not, without the prior written consent of the Canadian Collateral Agent, by the exercise of any voting rights or otherwise, permit or agree to any proposed compromise, capital reorganisation, conversion, exchange or repayment offer affecting or in respect of any of its Investments or to any variation of the rights attaching to or conferred by any of its Investments or to any conversion of any of its Investments into an uncertificated security and which could in the case of any of the foregoing reasonably be expected to have a Material Adverse Effect.

7.2	Voting Rights and Dividend Entitlement

(a)	At any time when the Security is enforceable in accordance with the terms of this Debenture, all dividends and other distributions paid or payable in connection with the Securities shall be paid directly to the Canadian Collateral Agent (or its nominee) for application in or towards the payment or discharge of the Secured Obligations in accordance with the terms of the Credit Agreement but before such time each Chargor shall be entitled to receive and retain all such dividends and other distributions; and

(b)	Subject to Clause 7.3, unless the Security is enforceable in accordance with the terms of this Debenture, all voting and other rights attached to the Securities may be exercised by the relevant Chargor or, where the Securities have been registered in the name of the Canadian Collateral Agent or its nominee, as each Chargor may direct in writing, and the Canadian Collateral Agent or its nominee shall execute any form of proxy or other document reasonably required in order for such Chargor to do so, provided, however, that no Chargor may exercise voting rights inconsistent with the terms of this Debenture or the Credit Agreement or in any manner materially prejudicial to the interests of the Secured Parties under this Debenture.

7.3	Default Powers

At any time while the Security is enforceable in accordance with the terms of this Debenture and without any further consent or authority on the part of the Chargors, the Canadian Collateral Agent or its nominee may exercise (or refrain from exercising) at its discretion in the name of each Chargor (or the registered holder thereof) in respect of any of the Securities any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Securities are registered or who is the holder or bearer of them.

7.4	Continuing Liabilities

Subject to due notification thereof by the Canadian Collateral Agent where the Securities are registered in the Canadian Collateral Agent’s name (or that of its nominee) in accordance with the terms of this Debenture, it is expressly agreed that each Chargor shall remain liable to observe and perform all of the conditions and obligations attaching to any of the Securities including the payment of any sum due in respect of the Securities.

7.5	No Obligation

The Canadian Collateral Agent shall not be required to perform or fulfil any obligation of the Chargors in respect of the Investments or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargors, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled under this Debenture at any time or times.

7.6	Retention of Documents

The Canadian Collateral Agent may retain any document delivered to it under this Debenture until the Security is released in accordance with the terms of this Debenture and, if for any reason it ceases to hold any such document before that time, it may by notice to the relevant Chargor require, acting reasonably, that the relevant document be redelivered to it and the relevant Chargor shall promptly comply (or procure compliance) with that notice.

8.	NEGATIVE PLEDGE AND OTHER RESTRICTIONS

Each Chargor undertakes in favour of the Canadian Collateral Agent (as agent and trustee as aforesaid) that it will not, save as permitted pursuant to the terms of the Loan Documents:

(a)	create, incur, assume or permit to subsist any Lien over all or any part of the Collateral (other than the Security) or any interest therein ranking in priority to, pan passu with or subsequent to the Security, nor enter into any agreement to do any of the same;

(b)	sell, transfer, assign, lease out, lend or otherwise dispose of (whether outright, by a sale and repurchase, sale and leaseback arrangement or otherwise), or grant any rights

(whether of pre-emption or otherwise) over, all or any part of the Collateral or any interest therein, nor enter into any agreement to do any of the same (save in the ordinary course of its operations on arm’s length terms in the case of the assets of each Chargor charged by this Debenture by way of floating charge only); or

(c)	do or cause or permit to be done anything which would materially depreciate, jeopardise or otherwise materially prejudice the market value or collateral value of any Collateral or the rights of the Canadian Collateral Agent under this Debenture to the extent that the same would have a Material Adverse Effect.

9.	FURTHER ASSURANCE AND PERFECTION OF SECURITY

9.1	Further Assurance

(a)	Each Chargor shall, at its own expense, promptly following request by the Canadian Collateral Agent execute and do all such acts, deeds and things (including, without limitation, payment of all stamp duties and registration fees) the Canadian Collateral Agent may reasonably require for:

(i)	perfecting or better perfecting the security created (or intended to be created) by this Debenture over any Collateral (including for the avoidance of doubt (but following the occurrence of an Event of Default) arranging for any Securities which are in registered form to be registered in the name of the Canadian Collateral Agent or a nominee of the Canadian Collateral Agent); and

(ii)	after the security constituted by this Debenture has become enforceable in accordance with the terms of this Debenture, facilitating the realisation of any Collateral or the exercise of any right, power or discretion exercisable by the Canadian Collateral Agent in respect of any Collateral, including, without limitation, the conversion of equitable security to legal security, the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Canadian Collateral Agent or its nominees, and the giving of any notice, order or direction and the making of any registration, which in any case, the Canadian Collateral Agent may think necessary or desirable.

(b)	The documents referred to in paragraph (a) above shall be in such form and contain such provisions as the Canadian Collateral Agent reasonably requires. The obligations of each Chargor under paragraph (a) above and this paragraph (b) shall be in addition to and not in substitution for the covenants for further assurance deemed to be included in this Debenture by virtue of section 1(2) of the Law of Property (Miscellaneous Provisions) Act 1994.

(c)	Each Chargor shall, whenever requested by the Canadian Collateral Agent (acting reasonably) and at the relevant Chargor’s cost, affix to a visible part of such of the Collateral, or endorse or cause to be endorsed on such documents, as the Canadian Collateral Agent shall in each case stipulate, labels, signs or memoranda in a permanent manner and in such form as the Canadian Collateral Agent shall reasonably require (but not so as to impede or restrict the normal use or operation thereof) referring or drawing attention to the Security.

(d)

Each Chargor as registered proprietor appoints the Canadian Collateral Agent as its agent to apply for the particulars of this Debenture and of the Secured Parties’ interest in its existing trade marks and trade mark applications and any future trade marks or trade mark applications registered or to be registered in the United Kingdom in the name of that Chargor, to be made on the Register of Trade Marks under section 25(1) of the Trade Marks Act 1994, and each Chargor agrees upon written request by the Canadian Collateral Agent (acting reasonably) to execute all documents and forms required to enable those particulars to be entered in the Register of Trade Marks.

9.2	Conversion of Floating Charge

(a)	Subject to paragraph (e) below, without prejudice to the Security, the Canadian Collateral Agent may at any time by notice in writing to the Chargors convert the floating charge created by it pursuant to Clause 3.2 with immediate effect into a fixed charge or legal assignment as regards all or any of the Collateral specified in the notice:

(i)	at any time after the occurrence of an Event of Default which is continuing and which is not an event described in paragraph (b) below; or

(ii)	at any time after the Canadian Collateral Agent becomes entitled to appoint a Receiver notwithstanding it may elect not to do so or the Security is otherwise enforceable; or

(iii)	if the Canadian Collateral Agent considers such Collateral to be in danger of being seized or sold under any form of distress, attachment, execution, diligence or other legal process or to be otherwise in jeopardy; or

(iv)	if steps are taken to appoint an administrator in relation to any Chargor or to wind up any Chargor.

(b)	Subject to paragraph (e) below, the floating charge created by each Chargor pursuant to Clause 3.2 will (in addition to the circumstances in which the same will occur under general law) automatically be converted into a fixed charge with immediate effect upon notice from the Canadian Collateral Agent to the Chargors:

(i)	on the convening of any general meeting of the members of any Chargor for the purposes of considering any resolution for its winding-up, dissolution, compromise, arrangement or reconstruction; or

(ii)	on the commencement of any legal proceedings (or their renewal after a stay) by any Chargor or any of its directors or shareholders or other person for its winding-up or the making of an administration order (or any order having the same or similar effect) in relation to it; or

(iii)	on the making of an order by a competent court or the passing of a resolution for the winding-up, dissolution, administration, compromise, arrangement or reconstruction of any Chargor or the appointment of any receiver, administrator, administrative receiver or any similar officer in relation to it or any and all of its property, assets or revenues; or

(iv)	if any Chargor fails to comply with its obligations under Clause 8 or any Chargor takes or threatens to take any action which the Canadian Collateral Agent considers reasonably likely to result in a breach thereof;

(v)

upon any person taking any step with a view to levying distress against any of the Collateral of any Chargor or any judgment creditor taking any step with a view to enforcing against any of the Collateral of any Chargor a judgment obtained against it whether by a warrant of execution, writ of fieri facias, garnishee order, charging order or otherwise; or

(vi)	if any other floating charge created by the Chargors crystallises for any reason.

(c)	The giving by the Canadian Collateral Agent of a notice pursuant to Clause 9.2(a) in relation to any class of the Collateral shall not be construed as a waiver or abandonment of the Canadian Collateral Agent’s right to serve similar notices in respect of any other class of the Collateral or its other rights under this Debenture or any other Loan Document.

(d)	On the giving by the Canadian Collateral Agent of a notice pursuant to Clause 9.2(a) or the conversion of a floating charge into a fixed charge pursuant to Clause 9.2(b), each Chargor shall, at its own expense, execute and/or deliver such documents in such form as the Canadian Collateral Agent shall reasonably require in order to perfect such fixed charge.

(e)	The floating charge granted by each Chargor pursuant to Clause 3.2 shall not, either by notice given by the Canadian Collateral Agent under paragraph (a) above or automatically under paragraph (b) above, be converted into fixed charges over any Collateral or otherwise crystallize solely as a result of:

(i)	the obtaining of a moratorium by such Chargor; or

(ii)	anything done by such Chargor with a view to obtaining a moratorium,

in each case under section 1A of and Schedule A1 to the Insolvency Act to the extent they are applicable to such Chargor.

9.3	Security in Jeopardy

If at any time it shall appear to the Canadian Collateral Agent acting in good faith that any of the Collateral is in danger of seizure, distress, attachment, execution, diligence or other legal process, or that the Security shall for any other reason be in jeopardy, the Canadian Collateral Agent shall be entitled without notice to the Chargors to take possession of and hold the same or to appoint a Receiver of such Collateral. The provisions of Clause 10 shall govern the appointment, removal and powers of a Receiver appointed under this Clause 9.3 as if it were a Receiver appointed under Clause 10 and each Chargor shall, at its own expense, promptly execute such deeds and other agreements and otherwise take whatever action the Canadian Collateral Agent may require in order to enable the Canadian Collateral Agent to exercise its rights contained in this Clause 9.3.

10.	RECEIVER

10.1	Appointment of Receiver

Subject as provided below, if:

(a)	any Chargor requests that a Receiver be appointed; or

(b)	an application is made, notice field or proceeding is taken for the appointment of an administrator; or

(c)	any Event of Default occurs under the Credit Agreement which has not been waived or cured in accordance with the terms thereof,

then at any time or times thereafter the Security shall be enforceable and (without prejudice to any of its other rights under this Debenture) the Canadian Collateral Agent may by writing appoint any person or persons to be a Receiver or an administrator (as appointed under schedule B1 of the Insolvency Act) of any of the Collateral and of the rights of the Canadian Collateral Agent contained in this Debenture in relation thereto. Section 109(1) of the Act and any other restriction imposed by law on the right of a mortgagee to appoint a Receiver shall not apply to this Debenture.

Notwithstanding the foregoing, the Canadian Collateral Agent may not appoint a Receiver solely as a result of:

(i)	the obtaining of a moratorium by such Chargor; or

(ii)	anything done by such Chargor with a view to obtaining a moratorium,

in each case under section 1A of and Schedule A1 to the Insolvency Act to the extent they are applicable to such Chargor.

10.2	Joint Receivers

Where two or more persons are appointed to be a Receiver, the Canadian Collateral Agent may in the appointment declare whether any act required or authorised to be done by a Receiver is to be done by any one or more of them for the time being holding office and, subject thereto, any such persons may act jointly and/or severally.

10.3	General Powers of Receiver

Any Receiver of any of the Collateral shall (subject to any limitations or restrictions which the Canadian Collateral Agent may in its absolute and unfettered discretion incorporate in the deed or other instrument appointing him but notwithstanding the liquidation, winding-up, or dissolution at any time of any Chargor and whether or not any such Receiver shall be an administrative receiver) have:

(a)	all the powers conferred from time to time on receivers (whether administrative receivers or otherwise) by law and/or statute (including the Act and the Insolvency Act) so that the provisions set out in Schedule 1 to the Insolvency Act shall extend to every Receiver, whether or not an administrative receiver;

(b)	power on behalf and at the cost of the relevant Chargor and whether in the name of the relevant Chargor or otherwise to exercise all the powers and rights of an absolute owner and do or omit to do anything which the relevant Chargor could do or omit to do or could have done or omitted to do but for any incapacity or the appointment of a liquidator, administrator or like officer in relation to the relevant Chargor or the Collateral; and

(c)	power to use the name of the relevant Chargor in connection with the exercise of any of such powers and, without prejudice to the generality of the provisions of Clauses 10.3(a) and 10.3(b), on behalf and at the cost of, and in the name of the relevant Chargor or otherwise, the powers referred to in Clause 10.4.

10.4	Specific Powers of Receiver

Any Receiver shall, in relation to the relevant Chargor and the Collateral in respect of which it is appointed, have the power to:

(a)	carry on, manage, develop, reconstruct, amalgamate or diversify (or concur in managing, developing, reconstructing, amalgamating or diversifying) the business of the relevant Chargor or any part thereof or concur in so doing;

(b)	purchase, acquire, accept a lease or licence of and/or any other interest in and/or develop or improve properties or other assets without being responsible for loss or damage;

(c)	raise or borrow any money (including, without limitation, money for the completion, with or without modification, of any building on the Property in the course of construction and any development or project in which the relevant Chargor was engaged) from, or incur any other liability to, the Canadian Collateral Agent and/or others on such terms as he may think fit and secure the payment of any such money and liabilities, whether or not in priority to the Secured Obligations, in such manner as he shall think fit and with or without any Lien on or affecting any of such Collateral and enter into any form of hedging arrangement, whether in relation to any such borrowing or any Secured Obligation or otherwise, on such terms as he shall think fit;

(d)	without the restrictions imposed by section 103 of the Act, or the need to observe any of the provisions of sections 99 and 100 of the Act, sell by public auction or private contract, convey, transfer, assign, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with such Collateral or concur in so doing in such manner, for such consideration and generally on such terms and conditions as he may think fit;

(e)	sever plant, machinery and other fixtures and sell them separately from that part of any Property containing them and pending any such sale use the same without cost to the Receiver and without any liability to the relevant Chargor in connection with the use thereof;

(f)	promote the formation of companies with a view to the same purchasing, leasing, licensing or otherwise acquiring interests in such Collateral, or otherwise arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire any of such Collateral on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

(g)	make and effect such repairs, renewals and improvements to such Collateral as he may think fit and maintain, renew, take out or increase insurances;

(h)	appoint managers, agents, officers and employees for any of the purposes set out in Clauses 10.3 and 10.4 or to guard or protect such Collateral at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

(i)	make calls, conditionally or unconditionally, on the members of the relevant Chargor in respect of uncalled capital;

(j)	exercise for and on behalf of the relevant Chargor all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts 1927 - 1988

(inclusive) or any other legislation from time to time in force relating to rents in respect of any part of the Property but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised; and

(k)	sign any document, execute any deed and do all such other acts and things, whether in the name of the relevant Chargor or otherwise, in relation to, or as may be considered by him to be incidental or conducive to, any of the matters or powers aforesaid or to the protection and/or realisation of the security constituted or intended to be constituted by this Debenture.

10.5	Receiver as Agent

Any Receiver of any of the Collateral shall, so far as the law allows, be deemed to be the agent of the relevant Chargor for all purposes and the relevant Chargor shall be solely responsible for their acts, defaults, contracts, engagements, omissions, losses, liabilities, misconduct and remuneration and the Canadian Collateral Agent shall not be under any liability whatsoever in such regard.

10.6	Remuneration

The remuneration of the Receiver shall be such sum or rate payable in such manner as may be agreed between him and the Canadian Collateral Agent at or at any time after his appointment without being limited to the maximum rate specified in section 109(6) of the Act.

10.7	Removal

The Canadian Collateral Agent may from time to time remove any Receiver appointed by it and, in the case of an administrative receiver, may at any time and from time to time apply to the court for removal of any administrative receiver appointed by it and may, whenever it may deem it expedient, appoint or as the case may be apply to the court for the appointment of another qualified person as a new Receiver in place of any Receiver whose appointment may for any reason have terminated.

10.8	Application of Proceeds

Any Receiver shall (so far as the law allows) apply all monies received by him in the following order:

(a)	in the payment of any costs, charges and expenses of or incidental to the Receiver’s appointment, the payment of his remuneration and the payment and discharge of any other expenses incurred by or on behalf of the Receiver;

(b)	in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

(c)	in or towards payment and discharge of the balance of the Secured Obligations in accordance with the terms of or as contemplated by the Credit Agreement; and

(d)	in payment of the surplus (if any) to the relevant Chargor or other person entitled thereto.

11.	FINANCIAL COLLATERAL

To the extent that any of the Security Assets constitutes “financial collateral” and this Debenture and any obligations of each Chargor hereunder constitute a “security financial collateral arrangement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (the “Regulations”) the Canadian Collateral Agent shall have the right, at any time on the occurrence and during the continuation of an Event of Default, to appropriate all or any part of such financial collateral in or towards discharge of the Secured Obligations. For this purpose, the parties agree that the value of such financial collateral so appropriated shall be the market price of the Security Assets determined by the Canadian Collateral Agent by reference to a public index or by such other process as the Canadian Collateral Agent may reasonably select, including independent valuation. The parties further agree that the method of valuation provided for in this Debenture shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

12.	VARIATION AND EXTENSION OF STATUTORY POWERS

12.1	Declaration of Trust

The Canadian Collateral Agent hereby declares (and each Chargor hereby acknowledges) that the covenants of each Chargor contained in this Debenture and the Security and other rights, titles and interests constituted by this Debenture and the assets and all other moneys, property and assets paid to the Canadian Collateral Agent or held by the Canadian Collateral Agent pursuant to or in connection with this Debenture are held by the Canadian Collateral Agent as a trustee for and on behalf of the Secured Parties on the basis of the duties, obligations and responsibilities set out in the Credit Agreement and the Canadian Collateral Agent shall have coupled duties, obligations or responsibilities (including without limitation but only to the extent permitted by law, any duties, obligations or responsibilities provided for pursuant to the terms of the Trustee Act 2000 or otherwise).

12.2	Statutory Powers Generally

The powers conferred on mortgagees or receivers (including administrative receivers) by the Act and the Insolvency Act shall apply to this Debenture except insofar as they are expressly or impliedly excluded and where there is any ambiguity or conflict between the powers contained in the Act and/or the Insolvency Act and those contained in this Debenture the terms of this Debenture shall (so far as the law allows) prevail. For the purposes of all powers implied by statute, the Secured Obligations are deemed to have become due and payable on the date of this Debenture.

12.3	Canadian Collateral Agent’s Powers

The restrictions contained in sections 93 and 103 of the Act shall not apply to the Security and the power of sale and other powers contained in section 101 of the Act and all other enforcement powers conferred in this Debenture with regard to the Security shall be immediately exercisable at any time after the occurrence and during the continuation of an Event of Default and shall be varied and extended so that the Canadian Collateral Agent shall at any such time be entitled (without prejudice to any other rights or powers of a mortgagee) to exercise any of the powers conferred upon a Receiver by Clause 10 and shall have the benefit of all the provisions of Clause 10.

12.4	Mortgagee in Possession

It is agreed and declared that no exercise (whether by the Canadian Collateral Agent or any Receiver) of any of the powers contained in this Debenture shall render the Canadian Collateral Agent or any Receiver liable as mortgagee in possession in respect of any of the Collateral or liable for any loss or damage (including, without limitation, loss upon realisation of any of the Collateral) save where caused by gross negligence or wilful default on the part of the Canadian Collateral Agent or any Receiver.

12.5	Protection for Third Parties

No person (including a purchaser) dealing with the Canadian Collateral Agent, any Receiver or any of their respective agents or nominees will be concerned to enquire:

(a)	whether the Secured Obligations have become payable; or

(b)	whether any power which the Canadian Collateral Agent or any Receiver is purporting to exercise has become exercisable; or

(c)	whether any money remains due under the Loan Documents; or

(d)	how any money paid to the Canadian Collateral Agent or any Receiver is to be applied.

In the absence of bad faith on the part of such purchaser or other person, such dealings shall be deemed, so far as regards the safety and protection of such purchaser or other person, to be within the powers conferred by this Debenture and to be valid accordingly. The remedy of each Chargor in respect of any impropriety or irregularity in the exercise of such power shall be in damages only.

12.6	Delegation

The Canadian Collateral Agent or any Receiver may at any time delegate by power of attorney or in any other manner to any person or persons any of the powers (including the power of attorney contained in Clause 14.1), authorities and discretions which are for the time being exercisable by the Canadian Collateral Agent or any Receiver under this Debenture in relation to the Collateral. Any such delegation may be made upon such terms (including power to sub delegate) and subject to such regulations as the Canadian Collateral Agent or Receiver may think fit. Neither the Canadian Collateral Agent nor any Receiver shall be in any way liable or responsible to the Chargors for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

12.7	Suspense Accounts

The Canadian Collateral Agent and any Receiver may at any time and from time to time place and keep (for such time as it or he shall consider prudent) any monies received, recovered or realised from the Chargors or in relation to any Collateral pursuant to this Debenture in a separate suspense account (to the credit of either the Chargors or the Canadian Collateral Agent as the Canadian Collateral Agent shall think fit) without any intermediate obligation on its part to apply the same or any part thereof in or towards the discharge of the Secured Obligations provided that if such monies are at any time sufficient to discharge the Secured Obligations in full, they shall be promptly so applied.

12.8	Canadian Collateral Agent’s Power to Remedy Breaches

If at any time any Chargor fails to perform any of the covenants contained in this Debenture it shall be lawful for the Canadian Collateral Agent, but the Canadian Collateral Agent shall have no obligation, to take such action on behalf of the relevant Chargor (including, without limitation, the payment of money) as may in the Canadian Collateral Agent’s reasonable opinion be required to ensure that such covenants are performed. Any losses, costs, charges and expenses properly incurred by the Canadian Collateral Agent in taking such action shall be reimbursed by the relevant Chargor immediately on written demand.

12.9	No Liability

In the execution or purported execution of the trusts and powers conferred on it under this Debenture, the Canadian Collateral Agent shall not have any liability for any loss or damage arising by reason of any mistake or omission made in good faith or of any other act or omission, matter or thing whatever except for breach of trust arising from fraud, gross negligence or wilful misconduct on the part of the Canadian Collateral Agent. Without prejudice to the foregoing, if the Canadian Collateral Agent enters into possession of the Security Assets, it will not be liable to account as mortgagee in possession and may at any time at its discretion go out of such possession.

13.	CONTINUATION AND PRESERVATION OF SECURITY

13.1	Subsequent Liens

If the Canadian Collateral Agent or any other Secured Party receives, or is deemed to be affected by, notice, whether actual or constructive, of, (a) any Lien other than a Permitted Lien affecting the Collateral and/or the proceeds of sale thereof, or (b) the occurrence of any event specified in Section 8.01(g) or (h) of the Credit Agreement, the Canadian Collateral Agent or such other Secured Party may open a new account or accounts for each Chargor in its books. If the Canadian Collateral Agent or such other Secured Party does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice (unless it gives express notice to the contrary to the relevant Chargor). As from that time all payments made to the Canadian Collateral Agent or such other Secured Party will (in the absence of any express appropriation to the contrary) be credited or be treated as having been credited to the new account and will not operate to reduce the Secured Obligations.

13.2	Waiver of Defences

Each Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Collateral shall be deemed to be a principal security for the Secured Obligations. The liability of each Chargor under this Debenture shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate each Chargor from its obligations under the Loan Documents in whole or in part, including without limitation and whether or not known to any Loan Party, the Canadian Collateral Agent or any other person:

(a)	the winding-up, dissolution, administration, re-organisation, amalgamation, merger or reconstruction of any Chargor or any other person or any change in its status, function, control or ownership; or

(b)	any time, indulgence, concession, waiver or consent granted to, or composition with, any Chargor or any other person; or

(c)	the release of any Chargor or any other person under the terms of any composition or arrangement with any creditor of any Chargor or any of its Affiliates; or

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce, any rights against, or security over, the assets of any Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to release or to realise the full value of any security; or

(e)	any legal limitation, disability, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of, or other circumstance relating to, any Chargor or any other person; or

(f)	any variation (however fundamental and whether or not involving any increase in the liability of any Chargor or any other Loan Party thereunder) or replacement of any Loan Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or frustration of any obligation of any Chargor or any other person under any Loan Document or any other document or security, or any failure of any Chargor or any other Loan Party to become bound by the terms of any other Loan Document, in each case whether through any want of power or authority or otherwise; or

(h)	any postponement, discharge, reduction, non-provability or similar circumstances affecting any obligation of any Chargor or any other Loan Party under a Loan Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that each Chargor’s obligations under this Debenture remain in full force and effect and that this Debenture shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

13.3	Immediate Recourse

Each Chargor waives any right it may have of first requiring the Canadian Collateral Agent (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security in respect of the Secured Obligations or claim payment from any person before enforcing the Security. This waiver applies irrespective of any law or provision of the Loan Documents to the contrary.

13.4	Non-competition

Subject as provided below, until the Canadian Collateral Agent is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, no Chargor shall, by virtue of any payment made, security realised or moneys received or recovered under any of the Loan Documents for or on account of the liability of any Loan Party:

(a)	be subrogated to any rights, security or moneys held, received or receivable by the Canadian Collateral Agent or any other Secured Party or be entitled to any right of contribution or indemnity; or

(b)	claim, rank, prove or vote as a creditor of any Loan Party or its estate in competition with the Canadian Collateral Agent or any other Secured Party; or

(c)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party, or exercise any right of set-off against any Loan Party.

Each Chargor shall hold in trust for and forthwith pay or transfer to the Canadian Collateral Agent (acting as agent and trustee as aforesaid) any payment or distribution or benefit of security received by it contrary to the above. If any Chargor exercises any right of set-off contrary to the above it will forthwith pay an amount equal to the amount set off to the Canadian Collateral Agent (acting as agent and trustee as aforesaid). Notwithstanding the foregoing, following any enforcement of the Collateral by the Canadian Collateral Agent under this Debenture, each Chargor will (at its own cost) promptly take such steps or actions as are referred to above as the Canadian Collateral Agent may from time to time stipulate.

13.5	Security held by the Chargors

Each Chargor warrants that it has not taken, and agrees that it will not take, from any other Loan Party or any person party to any related security any Lien, guarantee, indemnity, bond or other assurance in respect of or in connection with its obligations under this Debenture. If any Chargor takes any such Lien, guarantee, indemnity, bond or other assurance in contravention of this Clause, it shall hold it on trust for the Secured Parties until such time as all of the Secured Obligations have been satisfied in full (and the Secured Parties are not under any further obligation, actual or contingent, to any Loan Party) and shall on request promptly deposit the same with and/or charge the same to the Secured Parties in such manner as the Canadian Collateral Agent may require as security for the due and punctual payment, performance and discharge by the Chargors of the Secured Obligations.

13.6	Continuing Security

The Security constituted by this Debenture shall be a continuing security and will extend to the ultimate balance of the Secured Obligations notwithstanding any interim or intermediate payment, discharge or settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect (or be prejudiced or affected by) the security constituted by any Lien, guarantee or other assurance now or hereafter held by the Canadian Collateral Agent or any right or remedy of the Canadian Collateral Agent in respect of the same and shall not be in any way prejudiced or affected by the invalidity thereof, or by the Canadian Collateral Agent now or hereafter dealing with, exchanging, releasing, modifying or abstaining from perfecting or enforcing any of the same, or any rights which it may now or hereafter have, or giving time for payment or indulgence or compounding with any other person liable.

14.	POWER OF ATTORNEY

14.1	Appointment

Each Chargor, by way of security, hereby irrevocably appoints the Canadian Collateral Agent and the persons deriving title under it and separately any Receiver jointly or severally to be its attorney or attorneys for them (with full power of substitution and delegation) and in the name and on behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required:

(a)	for carrying out any obligations imposed on each Chargor by or pursuant to this Debenture;

(b)	following the occurrence of an Event of Default that is continuing, for carrying any sale, lease or other dealing whatsoever by the Canadian Collateral Agent or Receiver into effect;

(c)	following the occurrence of an Event of Default that is continuing, for conveying or transferring any legal estate or other interest in land or any other property whatsoever;

(d)	following the occurrence of an Event of Default that is continuing, for getting in all or any part of the Collateral; and

(e)	generally for enabling the Canadian Collateral Agent and any Receiver to exercise the respective powers, authorities and discretions conferred on them by or pursuant to this Debenture or by law.

The provisions of this Clause 14.1 shall take effect as and by way of variation to the provisions of sections 109(6) and 109(8) of the Act which provisions as so varied and extended shall be deemed incorporated in this Debenture as if they related to a receiver of the Collateral and not merely a receiver of the income thereof.

14.2	Ratification

Each Chargor covenants with the Canadian Collateral Agent and separately with any Receiver that, on request, it will ratify and confirm all security agreements, documents and acts and all transactions entered into by the Canadian Collateral Agent or any Receiver (or by each Chargor at the instance of the Canadian Collateral Agent or any Receiver) in the exercise or purported exercise of its or his powers set out in this Debenture and each Chargor irrevocably acknowledges and agrees that the power of attorney contained in Clause 14.1 is given to secure the proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act 1971.

15.	INDEMNITIES

15.1	General

The Chargors hereby unconditionally and irrevocably agree as primary obligors and not merely as surety to indemnify and hold harmless the Canadian Collateral Agent (and its nominees), each other Secured Party from time to time and any Receiver on demand against all losses, actions, claims, expenses, demands or liabilities whether in contract, tort, pursuant to breach of statute or otherwise now or hereafter properly incurred by any of them or by any of their respective managers, agents, officers or employees occasioned by any breach by any Chargor of any of its covenants or other obligations under this Debenture or otherwise arising out of or in connection with the Collateral or the Security.

15.2	Taxes

The Chargors agree to indemnify the Canadian Collateral Agent, each other Secured Party and any Receiver on demand against all present or future stamp, withholding or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent authority in connection with the execution or enforcement of this Debenture or in consequence of any payment made pursuant hereto being impeached or declared void for any reason whatsoever.

16.	WAIVERS AND REMEDIES

16.1	Waivers

No failure or delay by any Secured Party (or the Canadian Collateral Agent on their behalf) in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted. The rights and remedies provided in this Debenture are cumulative and not exclusive of any rights or remedies provided by law.

16.2	Severability

If any provision of this Debenture shall be prohibited, illegal, invalid or unenforceable under applicable law, it shall be ineffective only to such extent and in the relevant jurisdiction, without invalidating or otherwise detrimentally affecting the remainder of this Debenture.

17.	REINSTATEMENT AND RELEASE

17.1	Reinstatement

Any settlement or discharge under this Debenture between the Chargors and the Canadian Collateral Agent or the Secured Parties (or any of them) shall be conditional upon no security or payment to the Canadian Collateral Agent or the Secured Parties (or any of them) by any Loan Party or any Chargor or any other person on behalf of any Loan Party or, as the case may be, any Chargor being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Canadian Collateral Agent and/or the Secured Parties shall be entitled to recover from the Chargors on demand the value of any such security or the amount of any such payment as if such settlement or discharge had not occurred. The Canadian Collateral Agent or any other Secured Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.2	Release

(a)	Once all the Secured Obligations have been paid in full and neither the Canadian Collateral Agent nor any other Secured Party has any contingent liability to advance further monies to, or incur liability on behalf of, the Chargors or any other Loan Party, the Canadian Collateral Agent and each other Secured Party shall, at the request and cost of the Chargors, promptly take any action which may be necessary to release, discharge and reassign the Collateral from the Security.

(b)	On the completion of the sale or disposal of any Collateral in accordance with the terms of the Loan Documents, the Canadian Collateral Agent hereby agrees with the Chargors that, upon at least three Business Days’ prior written request from the Chargors, it shall release, discharge or reassign (as the case may be) the Collateral being so sold or disposed of from the Security, provided that each Chargor has certified to the Canadian Collateral Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents, and that:

(i)	the Canadian Collateral Agent shall not be required to execute any such release, discharge or reassignment on terms which, in the Canadian Collateral Agent’s reasonable opinion, would expose the Canadian Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Security without recourse or warranty; and

(ii)	such release, discharge or reassignment shall not in any manner discharge, affect or impair the Secured Obligations or the Security upon (or obligations of the Chargors in respect of) all interest retained by the Chargors, including the proceeds of sale, all of which shall continue to form part of the Security.

18.	CURRENCY

Any amount received or recovered by the Canadian Collateral Agent (as agent and trustee as aforesaid) in respect of any sum expressed to be due to it from the Chargors under this Debenture in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of any Chargor or otherwise) shall only constitute a discharge to the Chargors to the extent of the amount of the contractual currency that the Canadian Collateral Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due the Chargors shall fully indemnify the Canadian Collateral Agent against any loss sustained by it as a result, including the cost of making any such purchase.

19.	LAND REGISTRY

19.1	Unregistered Property

In the case of any Property which is not registered at the Land Registry and is not required to be so registered, the relevant Chargor will promptly apply to register this Debenture and the Security at the Land Charges Registry.

19.2	Existing and Future Property

In respect of any Property the title to which is registered at the Land Registry and in respect of any other registered titles against which this Debenture may be registered or noted, including any Property which will be subject to compulsory first registration by virtue of this Debenture, the relevant Chargor shall promptly:

(a)	apply to the Land Registry for first registration of future Property (if it is not already so registered) and registration of the relevant Chargor as proprietor of that Property;

(b)	apply to the Land Registry to register the first legal mortgage created by paragraph (a) of Clause 3.1 and all other Security;

(c)	submit to the Land Registry the duly completed Form RX1 requesting a restriction in the following terms to be entered on the register of the title to that Property in respect of the Security created by paragraph (a) of Clause 3.1:

“No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a written consent signed by the proprietor for the time being of the charge dated [            ] in favour of [            ]”;

(d)	apply to the Land Registry to register the first fixed charge created by paragraph (a) of Clause 3.1; and

(e)	pay all appropriate registration fees,

or, if the Canadian Collateral Agent gives notice to UK Holdings that the Canadian Collateral Agent will submit the relevant forms to the Land Registry, the relevant Chargor shall promptly provide the Canadian Collateral Agent with all duly completed forms reasonably requested by the Canadian Collateral Agent and all appropriate registration fees.

19.3	Legal Charge

As security for the Secured Obligations, each Chargor shall, subject to the terms of this Debenture, promptly execute and deliver to the Canadian Collateral Agent such legal charge of such of its Property situated in England and Wales from time to time as the Canadian Collateral Agent reasonably requires save to the extent such Property is effectively charged by way of first legal mortgage and all appropriate registrations have been completed. The relevant Chargor shall apply, as soon as reasonably practicable (and in any event within any applicable legal time limit for such registrations), for registration of any such legal charge in the same way as set out in paragraph (a)-(e) of Clause 19.2 unless the Canadian Collateral Agent gives notice to that Chargor in relation to registration of such legal charge in the same way as set out in Clause 19.2. Any security document required to be executed by a Chargor pursuant to this Clause 19.3 will contain Clauses corresponding to the provisions set out in this Debenture.

19.4	Title Information Document

On completion of the registration of any Security pursuant to this Clause 19, the relevant Chargor shall promptly supply to the Canadian Collateral Agent a certified copy of the relevant Title Information Document issued by the Land Registry.

19.5	Exempt Information

The Chargors agree not to lodge the Credit Agreement, any other Loan Document or any other incorporated document at the Land Registry without the Canadian Collateral Agent’s consent. If the Land Registry requests any such document to be lodged with it by formal requisition or otherwise the Chargors agree not to lodge such document without an application on Form EX1 in form satisfactory to the Canadian Collateral Agent to treat that document as an exempt information document.

20.	NOTICES

20.1	General

Any demand, notice or other communication or document to be made on or delivered to the Chargors under this Debenture or in respect of the Secured Obligations shall be made or delivered by fax or otherwise in writing and shall be treated as having been served if served in accordance with Clause 20.2. Each demand, notice, communication or other document to be made on or delivered to any party to this Debenture may (unless that party has by 10 Business Days’ written notice to the other party or parties specified another address or fax number) be made or delivered to that other person at the address or fax number set out under its name at the end of this Debenture (or in the case of any Subsidiary incorporated under the laws of England and Wales which grants security over its assets in favour of the Canadian Collateral Agent by executing an Accession Deed, the address or fax number set out in the relevant Accession Deed).

20.2	Mode of Service

Service of any demand, notice, communication or other document to be made or delivered under this Debenture may be made:

(a)	by leaving it at the relevant address for service referred to in Clause 20.1;

(b)	by sending it by pre-paid first class letter (or by airmail if to or from an address outside the United Kingdom) through the post to the relevant address for service referred to in Clause 20.1; or

(c)	by fax to the relevant fax number referred to in Clause 20.1 and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

20.3	Deemed Service

Any demand, notice, communication or other document from the Chargors shall be irrevocable and shall not be effective until its actual receipt by the Canadian Collateral Agent. Any other demand, notice, communication or other document shall be served or treated as served at the following times:

(a)	in the case of service personally or in accordance with Clause 20.2(a), at the time of such service;

(b)	in the case of service by post, at 9.00am on the working day next following the day on which it was posted or, in the case of service to or from an address outside the United Kingdom, at 9.00am on the fourth working day following the day on which it was posted; and

(c)	in the case of service by fax, if sent before 9.00am on a working day, at 11.00am on the same day, if sent between 9.00am and 5.30pm on a working day, two hours after the time of such service or, if sent after 5.30pm on a working day, or if sent on a day other than a working day, at 9.00am on the next following working day.

For the purpose of this Clause 20 the term “working day” shall mean a day (other than a Saturday or a Sunday or a bank or public holiday) upon which the recipient of any demand, notice, communication or other document is normally open for business in the country of its address for service referred to in Clause 20.1 and references to any time of day shall be construed as references to the time of day in such country.

20.4	Proof of Service

In proving service of a demand, notice, communication or other document served:

(a)	by post, it shall be sufficient to prove that such demand, notice, communication or other document was correctly addressed, full postage paid and posted; and

(b)	by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

21.	SET OFF

(a)	Any Secured Party may at any time after an Event of Default has occurred and is continuing without giving notice to any Chargor:

(i)	set off or otherwise apply sums standing to the credit of a Chargor’s accounts with that Secured Party (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to that Secured Party); and

(ii)	set off any other obligations (whether or not then due for performance) owed by that Secured Party to a Chargor, in each case against any liability of that Chargor to the relevant Secured Party under the Loan Documents.

(b)	A Secured Party may exercise its rights under Clause 21(a) notwithstanding that the amounts concerned may be expressed in different currencies and each Secured Party is authorised to effect any necessary conversions at a market rate of exchange selected by it in its absolute discretion.

(c)	If the relevant obligation or liability is unliquidated or unascertained, the Secured Party may set off the amount which it estimates (acting reasonably and in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

22.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

(a)	Except as expressly provided in this Debenture, the parties do not intend that any term of this Debenture shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person who is not a party hereto.

(b)	The parties may rescind, vary, waive, restore, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Debenture without the consent of any person who is not a party hereto.

23.	ASSIGNMENTS AND TRANSFERS

(a)	No Chargor shall be entitled to assign or transfer all or any of its rights or obligations under this Debenture.

(b)	The Canadian Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Debenture in accordance with the Loan Documents and each Chargor authorises the Canadian Collateral Agent to execute on its behalf any document required to effect the necessary transfer of rights and obligations.

(c)	Each Chargor consents to new Subsidiaries becoming Chargors as contemplated by Clause 24 and irrevocably appoints UK Holdings as its agent for the purposes of executing any Accession Deed on its behalf.

24.	ACCESSION OF SUBSIDIARY GUARANTORS

UK Holdings will procure that each Subsidiary which is required to do so by the terms of the Credit Agreement executes an Accession Deed (subject to such amendments as may be required to ensure that no breach of law or regulation occurs as a result) and (if required) amends its articles of association to remove any restriction on the transferability of such Subsidiary’s share upon the enforcement of the Security in respect thereof granted to the Canadian Collateral Agent.

25.	GOVERNING LAW

25.1	Governing Law

This Debenture and the rights and obligations of the parties to this Debenture are governed by and shall be construed in accordance with English law.

IN WITNESS whereof the Chargors have duly executed this Debenture as a deed and intend to deliver and hereby delivers the same on the date first above written and, before such delivery, this Debenture has been duly signed on behalf of the Canadian Collateral Agent, in the manner appearing below.

Address:	677 Washington Boulevard Stamford, Connecticut 06901

Fax:	(203) 719-3888
Attention:	Sailoz Sikka

Debenture

SCHEDULE 1

Chargors

SGS-UK Limited	05473088
MCG Graphics Limited	00631503

SCHEDULE 2

Contracts

None at the date of this Debenture

SCHEDULE 3

Receivables Account(s)

Name of Chargor	Name and address of entity at which account is held	Account Number	Sort Code	Type of Account

None at the date of this Debenture

SCHEDULE 4

Details of Policies

Name of Chargor	Insurer	Policy No.	Type of Account

None at the date of this Debenture

SCHEDULE 5

Assignments

Part A1

Form of Notice of Assignment of Receivables

To:	• [Debtor/Third Party]

• [Address]

• [Date]

Dear Sirs

We hereby give you notice that we have assigned by way of security pursuant to the terms of a debenture dated • [Date] (such debenture, as the same may from time to time be amended, varied, supplemented, novated or replaced being referred to as the “Debenture”) between ourselves and UBS AG, Stamford Branch (or any successor or replacement thereof) as agent and trustee for and on behalf of certain secured creditors (the “Canadian Collateral Agent”) all our rights, title and interest in and to the[•].

We irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

(i)	to disclose to the Canadian Collateral Agent such information relating to the [debt/agreement] as the Canadian Collateral Agent may, at any time and from time to time, request you to disclose to it; and

(ii)	to make all payments under or arising from the [debt/agreement] to the Canadian Collateral Agent or to its order and otherwise to comply with the terms of any written notice, statement or instructions which you receive at any time from the Canadian Collateral Agent and which in any way relate to or purport to relate to the Debenture or the [debt/agreement].

You should note that, by virtue of the assignment by way of security comprised in the Debenture to which reference is made above:

1.	all remedies under or in relation to the [debt/agreement] or available at law or in equity in respect thereof are exercisable by the Canadian Collateral Agent;

2.	all rights to compel performance of the [specify relevant obligations] are exercisable by the Canadian Collateral Agent; and

3.	all rights, title and interest whatsoever accruing to or for the benefit of ourselves arising from the [debt/agreement] belong to the Canadian Collateral Agent.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Canadian Collateral Agent gives you notice to the contrary.

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter and your acceptance of its terms and the instructions and authorisations contained in it by signing the attached form of acknowledgement and agreement and returning it to UBS AG, Stamford Branch (marked for the attention of • [Contact] at • [Address]).

Yours faithfully

For • [Chargor]

Part A2

Form of Acknowledgement and Agreement

To:	• [Canadian Collateral Agent]

• [Address]

Attention:

• [Date]

Dear Sirs

We acknowledge receipt of a notice dated • [Date] and addressed to us by • (the “Assignor”) regarding the [debt/agreement] referred to in such notice and we hereby acknowledge our acceptance of the terms of and the instructions and authorisations contained in that notice.

We acknowledge and confirm that:

(a)	we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of, the [debt/agreement];

(ii)	no amendment, waiver or release of any rights, title or interest of the Assignor in or to the [debt/agreement] shall be effective without your prior written consent; and

(iii)	no termination of any such rights, title or interest in or to the [debt/agreement] shall be effective unless we have given you 30 days early written notice of the proposed termination and specifying the action necessary to avoid such termination; furthermore we confirm that no breach or default on the part of the Assignor of any of the terms of the [agreement giving rise to the debt/agreement] shall be deemed to have occurred unless we have given notice of such breach to you specifying how to make good such breach.

[FOR DEBTS] [We further confirm that we shall not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities which we may have in respect of such debt and we shall send you copies of all statements, orders and notices given by us relating to such debt.]

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action in respect of, the [debt/agreement] we will immediately give written notice to you of the terms of such rights, title, interest, claim, demand or action.

For
• [Debtor/Third Party]

Part B1

Form of Notice of Assignment of Insurances

To:	• [Insurer]

• [Address]

• [Date]

Dear Sirs

Policy number •

We hereby give you notice that pursuant to the terms of a debenture (the “Debenture”) dated • [Date] and made between ourselves and UBS AG, Stamford Branch in its capacity as Canadian Collateral Agent for and on behalf of certain secured creditors (the “Canadian Collateral Agent”) we have assigned by way of security all our interest (including the benefit of all monies owing or to become owing to us and all interest therein) of the above policy (the “Policy”) to the Canadian Collateral Agent.

We irrevocably and unconditionally authorize you to issue a letter of undertaking to the Canadian Collateral Agent, in the form attached, which, inter alia, confirms your agreement to the above and authorises you to disclose such information relating to the Policy and the proceeds of any claim under it as the Canadian Collateral Agent may at any time request you to disclose and, after the occurrence of an Event of Default (as such term is defined in the Debenture) which is continuing, to:

(a)	make all payments under or arising from the Policy to the Canadian Collateral Agent or to its order (save for all proceeds which we are legally obliged to pay to our employees or any other person other than ourselves in respect of whom the Policy was taken out); and

(iv)	otherwise comply with the terms of any written notice or instructions which you receive at any time from the Canadian Collateral Agent in connection with the Policy or any such proceeds.

In addition, we hereby request that, with effect from today’s date, the Canadian Collateral Agent be noted on the Policy as first loss payee.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Canadian Collateral Agent gives you notice to the contrary.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and agreement and returning it to UBS AG, Stamford Branch (marked for the attention of: • [Contact]) at • [Address]

Yours faithfully

for
• [Chargor]

Part B2

Form of Acknowledgement

To:	• [Canadian Collateral Agent]

• [Address]

• [Date]

Attention: •

Dear Sirs

We acknowledge receipt of a notice dated • [Date] and addressed to us by • [Chargor] (the “Assignor”) regarding policy number • (the “Policy”) and acknowledge the instructions and authorisations contained in that notice.

We acknowledge and confirm that:

(1)	we shall forthwith endorse a memorandum on the Policy noting your interest as assignee and first loss payee;

(2)	we shall disclose to you without further reference to or authority from the Assignor such information relating to the Policy as you may at any time reasonably request;

(3)	after you have notified us of the occurrence of an Event of Default (as such term is used in the notice referred to above) which is continuing and unless you notify us in writing to the contrary, all payments in respect of claims under the Policy shall only be paid to you at the account which you shall notify to us at that time and we shall otherwise comply with the terms of any written notice or instructions which we receive at any time from you in connection with the Policy or any such proceeds;

(4)	we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of, the Policy;

(5)	no change in any of the terms of the Policy shall be effective without the prior written consent of Canadian Collateral Agent we shall advise you at least 30 days before any cancellation of the Policy; and

(6)	we shall advise you immediately of any default in the payment of any premium payable in respect of the Policy and shall allow 30 days during which payment of such premium shall be accepted, such that the Policy shall continue in full force and effect if made by • [Canadian Collateral Agent] on behalf of the Assignor and/or any other insured party.

Yours faithfully

for
• [Insurer]

Form of Endorsement

Notwithstanding any other provision of this policy, the following endorsement will take effect immediately:

(1)	By an assignment of insurances effected by the Insured pursuant to a debenture dated • [Date] in favour of • [Canadian Collateral Agent] in its capacity as Canadian Collateral Agent for and on behalf of certain secured creditors (the “Canadian Collateral Agent”) the Insured granted to the Canadian Collateral Agent all its right, title and benefit in and to the proceeds of this insurance and all the benefits thereof.

(2)	Following the occurrence and during the continuation of an Event of Default, all claims in respect of loss or damage, if any, payable under this policy (save for all proceeds which the Insured is legally obliged to pay to its employees or any other person other than itself in respect of whom the Policy was taken out) shall be paid first to the Canadian Collateral Agent who is the first loss payee under the policy.

SCHEDULE 6

Securities

Name of Chargor	Name of Subsidiary	Number of Shares	Class
SGS-UK Holdings Limited	SGS-UK Limited	60,000	Ordinary

SCHEDULE 7

Part 1

Form of Account Notice

To:	[•] [Third Party Bank]

[•] [Address]

[•] [Date]

Dear Sirs

We refer to the account in our name and maintained with you, designated “[•] Account” under account No. [•] (the “Account”).

We hereby give you notice that we have charged by way of a first fixed charge and assigned by way of security pursuant to a debenture dated, 2005 (such debenture, as the same may from time to time be amended, varied, supplemented, novated or replaced being referred to as the “Debenture”) between ourselves and UBS AG, Stamford Branch (or any successor or replacement thereof) as agent and trustee for and on behalf of certain secured creditors (the “Canadian Collateral Agent”) all our rights, title and interest in and to the Account and the monies from time to time standing to its credit.

We irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

1.	to disclose to the Canadian Collateral Agent such information relating to the Account as the Canadian Collateral Agent may, at any time and from time to time, request you to disclose to it;

(iii)	subject to the Canadian Collateral Agent’s written directions, to hold all monies standing to the credit of the Account to the order of the Canadian Collateral Agent;

(iv)	at any time and from time to time upon receipt by you of written instructions from the Canadian Collateral Agent (including, for the avoidance of doubt, by way of facsimile transmission) to credit and debit the Account (as the case may require) and to act in accordance with such instructions (which instructions may be given by the Canadian Collateral Agent at any time following the occurrence of an Event of Default (as such term is defined in the Debenture)); and

(v)	to comply with the terms of any written notice, statement or instructions (including, for the avoidance of doubt, by way of facsimile transmission) which you receive at any time from the Canadian Collateral Agent in accordance with paragraph 3 above and which in any way relate to or purport to relate to any of the Debenture, the Account and the monies standing to the credit thereof from time to time.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Canadian Collateral Agent gives you written notice revoking them.

In any circumstances where you are required under the terms of this letter to act on the instruction of the Canadian Collateral Agent, you shall act only on the instruction of such person or persons as the Canadian Collateral Agent may from time to time designate and notify to you.

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and agreement and returning it to UBS AG, Stamford Branch (marked for the attention of: • [Contact]) at • [Address]

Yours faithfully

for and on behalf of
[Chargor]

Part 2

Form of Acknowledgement and Agreement

To:	[•] [The Canadian Collateral Agent]

[•] [Address]

[•] [Date]

Dear Sirs

We acknowledge receipt of a notice dated [•] and addressed to us by • [Chargor] (the “Assignor”) regarding the account mentioned in such notice (the “Account”) and we accept the instructions and authorisations contained in such notice.

We acknowledge and confirm that:

1.	we do not have and, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Account and the monies from time to time standing to the credit thereof have been reassigned and released to the Assignor, will not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities against the Assignor in respect of the Account and the monies from time to time standing to the credit thereof save for fees and charges payable to us for the operation of the Account; and

2.	we have not received any notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action against, the Account and the monies from time to time standing to the credit thereof.

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action against, the Account, we will immediately give written notice to you of the terms of such rights, title or interest, claim, demand or action.

We confirm that, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Assignor may no longer do so (which notice may be given by you at any time following the occurrence of an Event of Default (as such term is used in the notice referred to above)), the Assignor may continue to make transfers or withdrawals from the Account without your prior written authority.

Yours faithfully

for and on behalf of [Third Party Bank]

SCHEDULE 8

Property

Part 1

Registered Land

(Freehold or leasehold property in England and Wales of which the Chargors are registered as the proprietors at H.M. Land Registry)

County and District/London Borough	Freehold/Leasehold	Title Number	Description of Property

None at the date of this Debenture

Part 2

Unregistered Land

(Freehold or leasehold property in England and Wales title to which is not registered at H.M. Land Registry of which the Chargors are the owners)

The Freehold/leasehold property known as: • and comprised in the following title deed(s) or other documents of title:

Date	Parties	Document
None at the date of this Debenture

Part 3

Other Immovable Property

Date	Document	Parties	Description of Property
None at the date of this Debenture

SCHEDULE 9

Form of Accession Deed

THIS ACCESSION DEED is made on •

BETWEEN:

(1)	• Limited (a company incorporated in England and Wales with registered number •) (the “New Chargor”);

(2)	SGS-UK Holdings Limited a company incorporated in England and Wales with registered number 05429840) (“UK Holdings”) for itself and as agent for and on behalf of each of the existing Chargors; and

(3)	UBS AG, Stamford Branch as collateral agent and trustee for itself and the Secured Parties (the “Canadian Collateral Agent”).

BACKGROUND:

This deed is supplemental to a debenture dated [            ] December, 2005 between, inter alia, UK Holdings and the Canadian Collateral Agent, as previously supplemented and amended by earlier Accession Deeds (if any) the “Debenture”.

NOW THIS DEED WITNESSES as follows:

1.	INTERPRETATION

Terms defined in the Debenture have the same meaning when used in this Accession Deed.

2.	CONSTRUCTION

Clauses 1.2 (Interpretation) to 1.18 (Perpetuity Period) of the Debenture will be deemed to be set out full in this Accession Deed, but as references in those clauses to the Debenture were references to this Accession Deed.

3.	ACCESSION OF NEW CHARGING COMPANY

The New Chargor agrees to be a Chargor for the purposes of the Debenture with immediate effect and agrees to be bound by all of the terms of the Debenture as if it had originally been a party to it as a Chargor.

4.	COVENANT TO PAY

The New Chargor as primary obligor covenants with the Canadian Collateral Agent (for the benefit of itself and the other Secured Parties) that it will satisfy on demand the Secured Obligations when it falls due for payment.

5.	SPECIFIC CHARGES

[Charging clauses of Debenture to be mirrored here on finalization].

6.	FLOATING CHARGE

[Charging clauses of Debenture to be mirrored here on finalization].

7.	ASSIGNMENTS BY WAY OF SECURITY

[Charging clauses of Debenture to be mirrored here on finalization].

8.	CONSTRUCTION OF DEBENTURE

The Debenture and this Accession Deed shall be read together as one instrument on the basis that references in the Debenture to “this Debenture” will be deemed to include this Accession Deed.

9.	CONSENT OF EXISTING CHARGORS

The existing Chargors agree to the terms of this Accession Deed and agree that its execution will in no way prejudice or affect the security granted by each of them under (and covenants given by each of them in) the Debenture.

10.	NOTICES

The New Chargor confirms that its address details for notices in relation to the Debenture are as follows:

Address:	•
Facsimile:	•
Attention:	•

11.	LAW

This Accession Deed (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this deed) shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this Accession Deed has been duly executed on the date first above written.

SCHEDULE 1

Contracts

[    ]

SCHEDULE 2

Receivables Account(s)

[    ]

SCHEDULE 3

Details of Policies

[    ]

SCHEDULE 4

Securities

[    ]

SCHEDULE 5

Property

1	DEBENTURE

THE NEW CHARGOR

EXECUTED and DELIVERED as a DEED by

[                    ]

acting by:

Director

Director/Secretary

UK HOLDINGS

EXECUTED and DELIVERED as a DEED by

SGS-UK HOLDINGS LIMITED

acting by:

Director

Director/Secretary

CANADIAN COLLATERAL AGENT

EXECUTED and DELIVERED as a DEED by

UBS AG, STAMFORD BRANCH

acting by its duly authorised signatory:

2

SIGNATORIES

THE CHARGOR

EXECUTED and DELIVERED as a DEED by

SGS-UK HOLDINGS LIMITED

acting by:

Director

Director/Secretary

Address:

Fax:

Attention:

3

THE CANADIAN COLLATERAL AGENT

SIGNED for and on behalf of UBS AG, STAMFORD BRANCH acting by its duly authorised signatory:

Address:

Fax:

Attention:

1	DEBENTURE